Exhibit 10.19

EXCLUSIVE BUSINESS COOPERATION

AGREEMENT

between

SHANGHAI MECOX LANE INFORMATION TECHNOLOGY CO., LTD

and

M18. COM NETWORK INFORMATION (SHANGHAI) CO., LTD.1

Dated August 15, 2006

This EXCLUSIVE BUSINESS COOPERATION AGREEMENT (the “Agreement”) is executed on August 15, 2006 in Shanghai, the People’s Republic of China (“China”) by the following parties:

(A)

Shanghai Mecox Lane Information Technology Co., Ltd. (“M18.com”), a domestic limited liability company organized and existing under the laws of China, having its registered address at 6th Floor, Building B, 33 Guang Shun Road, Shanghai, China; and

(B)	M18.com Network Information (Shanghai) Co., Ltd. (“ML Network”), a wholly foreign owned enterprise organized and existing under the laws of China having its registered address at Tower 840, Pudong Software Park, 498 Guoshoujing Road, Zhangjiang Hi-tech Park,, Shanghai, China.

M18.com and ML Network are each hereinafter referred to individually as a “Party” and collectively as “Parties.”

RECITALS

ML Network is a technology company with a wide range of resources and the global expertise to provide unique technical and business consulting services to M18.com. M18.com is an information technology company engaged in Internet information services in China as approved by the appropriate Chinese government authorities (the “Business”). M18.com desires to enter into an exclusive agreement with ML Network pursuant to which ML Network will provide technical, consulting, and other services to M18.com related to the Business.

Therefore, the Parties agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Unless otherwise provided, the expressions below shall have the following meanings throughout this Agreement:

“Business” shall have the meaning as set forth in Recital.

“CIETAC” shall mean the China International Economic and Trade Arbitration Commission.

“Fee(s)” shall have the meaning as set forth in Section 3.1.

“Government Licenses” shall mean all licenses, permits, approvals, permissions, consents, waivers or registrations required or issued by a government authority of China.

“Services” shall have the meaning as set forth in Section 2.1.

“Term” shall have the meaning as set forth in Section 4.1.

1.2 Headings. The headings in this Agreement are for convenience only and shall not affect the construction of the Agreement.

1.3 Interpretation. Unless otherwise provided, the words, expressions, and references below shall have the following meanings:

(a) References to the sections and schedules of this Agreement include any amendments to them that may occur from time to time.

(b) References to this Agreement or any other agreement or document include any amendments, notations, or supplements to the Agreements or documents that may occur from time to time.

(c) References to any statute or statutory provision include any amendments, extensions, consolidations, or replacements pertaining to the statute or provision and any statute or provision that amends, extends, consolidates, or replaces the statute or provision, and shall also include any orders, regulations, instruments, or other subordinate legislation made under the relevant statute or provision.

(d) Words denoting the singular include the plural and vice versa;

(e) References to a “Person” include individuals, firms, partnerships, joint ventures, companies, corporations, unincorporated bodies of persons, states, and any agencies of states and their assigns, transferees, or successors in title.

(f) The words “including” and “in particular” simply illustrate or emphasize certain terms within a provision and they shall not limit any provision in any way.

ARTICLE II.

SCOPE OF SERVICES

2.1 Description of Services. M18.com hereby engages ML Network as M18.com’s exclusive service provider for the delivery of Internet information services in China and exclusive consultant for business and technical support during the Term of this Agreement. Such services include but are not limited to technical support, business consulting, intellectual property licensing, equipment or property leasing, marketing, system integration, product research and development, system maintenance, and such other services as necessary to the operation of M18.com as determined in ML Network’s sole discretion (collectively, the “Services”). The Parties shall complete and execute specific statements of work substantially in the form of Schedule 1 attached hereto for performance of the Services.

2.2 Exclusivity. During the Term of this Agreement, without the prior written consent of ML Network, M18.com shall not (i) solicit or accept any Services from any third party in connection with the Business without the prior written consent of ML Network, or (ii) enter into any cooperation agreement with any third party regarding the matters contemplated by this Agreement.

ARTICLE III.

SERVICE FEES

3.1 Fees for the Services provided under this Agreement (the “Fees”) shall be determined and paid pursuant to Schedule 1 hereto, without any withholding or set-off for any reason.

ARTICLE IV.

TERM

4.1 This Agreement is effective as of the date hereof and shall remain effective for a period of ten (10) years (the “Term”), unless earlier terminated or renewed in accordance with the terms hereof. Notwithstanding the forgoing, following the execution of this Agreement, the Parties shall review its provisions with respect to Services and Fees from time to time to determine any need to amend or supplement the terms hereof in accordance with the circumstances existing at such time and may amend such schedule by preparing and executing a revised Schedule 1 with effect from the date thereof.

ARTICLE V.

TERMINATION

5.1 This Agreement is effective as of the date hereof and shall remain effective for a period of ten (10) years, unless earlier terminated or renewed by ML Network at its sole discretion upon thirty (30) days’ prior written notice to M18.com prior to the expiration of the Term.

5.2 M18.com shall not terminate this Agreement prior to the expiration of the Term.

ARTICLE VI.

INTELLECTUAL PROPERTY RIGHTS

6.1 ML Network shall have exclusive proprietary rights to and interests in all rights, ownership, and interests in any intellectual properties arising from the performance of this Agreement, including but not limited to copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets know-how, and any other intellectual property created by M18.com or ML Network.

ARTICLE VII.

COVENANTS

7.1 M18.com covenants as follows:

(a) It will not, without the prior written consent of ML Network, solicit or accept any Services from any third party in connection with the Business or enter into any cooperation agreement (whether in the form of service, lease, business cooperation or otherwise) with any third party regarding the matters contemplated by this Agreement;

(b) It will not recruit or hire any new employee without the prior written consent of ML Network; and

(c) M18.com will consult with ML Network before making any decision that may have a material effect on M18.com’s business or operations. Additionally, M18.com will faithfully execute any lawful business and technical instructions or directives issued by ML Network at anytime, unless the instruction or directive manifests gross negligence.

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES

8.1 M18.com represents and warrants to ML Network as follows:

(a) M18.com is an information technology company duly registered, validly existing and in good standing under the laws of China, with full power and authority to own, operate and lease its assets or properties and to conduct the Business as currently conducted. M18.com has obtained all necessary approvals from third parties and government agencies, and is authorized by all appropriate government authorities, to conduct the Business and to engage in the Internet content delivery network business throughout China.

(b) All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by M18.com of this Agreement have been duly and lawfully obtained, and M18.com has full right, power and capacity to execute, deliver and perform this Agreement. The execution and performance of this Agreement by M18.com is within the scope of its business operations.

(c) The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby will not (i) violate any laws or regulations of China, (ii) conflict with or result in a breach or violation of any contracts to which M18.com is a party; or (ii) violate any conditions of licenses or permits necessary to M18.com’s Business.

(d) This Agreement represents M18.com’s legal, valid and binding obligations enforceable according to its terms.

8.2 ML Network represents and warrants to M18.com as follows:

(a) ML Network is a company legally registered and validly existing under the laws of the People’s Republic of China;

(b) the execution and performance of this Agreement is within ML Network’s corporate capacity and the scope of its business operations;

(c) ML Network has taken all necessary corporate actions to obtain approval and authority to enter into this Agreement; and

(d) this Agreement represents ML Network’s legal, valid and binding obligations enforceable according to its terms.

ARTICLE IX.

BREACH OF AGREEMENT AND INDEMNIFICATION

9.1 Each of the following circumstances shall constitute a breach of this Agreement:

(a) Non-payment: M18.com fails to pay any Fees due to ML Network under the terms and conditions of this Agreement;

(b) Breach of Other Obligations: any Party fails to comply with its obligations under this Agreement; including a breach of any representation or warranty, or statement made any Party;

(c) Failure of Creditworthiness: any indebtedness of M18.com is declared or becomes due and payable prior to its maturity, is not paid when due, or any creditor of a borrower becomes entitled to declare any indebtedness due and payable prior to its maturity;

(d) Enforcement Proceedings: a creditor attaches or takes possession of the assets of M18.com or causes a distress, execution, sequestration, or other process to be levied or enforced against any of the assets of M18.com; or

(e) Material Adverse Event: any event occurs that might have a material adverse effect on ML Network’s rights and interests under this Agreement.

9.2 M18.com shall indemnify and hold harmless ML Network from any damages, losses, injuries, obligations or expenses of any lawsuit, claims or other demands against ML Network and its directors, officers, employees, agents and affiliates arising from or in connection with any breach of this Agreement by M18.com.

ARTICLE X.

NO JOINT VENTURE.

10.1 The Parties, by this Agreement, do not intend to create a partnership, principal/agent, master/servant or joint venture relationship, and nothing in this Agreement shall be construed as creating such a relationship between the Parties. No Party nor its agents or employees are the representatives of the other Parties for any purpose except as expressly set forth in this Agreement, and no Party has the power or authority as agent, employee or any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other Parties for any purpose whatsoever.

ARTICLE XI.

NOTICES

11.1 Each notice under this Agreement shall be in writing in English and Chinese and delivered by telex, fax, or letter. Each notice, communication, or other document to be delivered to any Party to this Agreement shall be delivered to the Party’s address or fax number as set out below:

To ML Network:

Tower 840, Pudong Software Park

498 Guoshoujing Road

Zhangjiang Hi-tech Park

Shanghai, China

Tel:

Fax:

Attention:

To M18.com:

6th Floor, Building B

33 Guang Shun Road

Shanghai, China

Tel:

Fax:

Attention:

ARTICLE XII.

ASSIGNMENTS AND TRANSFERS

12.1 M18.com shall not assign or delegate its rights and obligations under this Agreement without ML Network’s prior written consent.

12.2 ML Network may assign any or all of its rights and obligations under this Agreement. Any such assign shall have all of ML Network’s rights and obligations under this Agreement as if it were the original party to this Agreement. If ML Network assigns its rights and obligations under this Agreement, M18.com shall execute all agreements or other documents necessary to perfect such assignment upon ML Network’s request.

12.3 This Agreement shall be binding upon M18.com and their successors and any assigns permitted by ML Network, and it shall be enforceable by ML Network and each of its successors and assigns.

12.4 In the event that ML Network is restructured for any reason, M18.com shall execute a new agreement with the newly restructured ML Network on the same terms and conditions as this Agreement at the request of ML Network.

ARTICLE XIII.

CONFIDENTIALITY

13.1 Each Party hereto agrees to treat information relating to the existence and all material aspects of the transactions contemplated hereby and/or contained herein that is provided to such party by another party or its representatives, as confidential information and agrees not to disclose such information to any Person without the prior written consent of the disclosing Party, except that each Party may disclose such confidential information (i) to its attorneys, accountants, advisors and consultants, provided such persons are subject to confidentiality obligations, (ii) on a need-to-know basis, to its affiliates, and their employees, officers and directors provided such persons are subject to confidentiality obligations, (iii) any applicable government authority as required by applicable laws or as appropriate to ensure that all Government Licenses continue in effect and are not in danger of being suspended, terminated or not renewed, and (iv) as otherwise required by applicable laws. Prior to any disclosure under (iii) or (iv) above, the disclosing Party shall have notified the other Parties of the disclosing Party’s intention to make such disclosure and the contents thereof.

13.2 This Section 13 shall survive for a period of two years following the termination of this Agreement.

ARTICLE XIV.

GOVERNING LAW AND SETTLEMENT OF DISPUTES

14.1 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and governed by the laws of China.

14.2 Settlement of Disputes. In the event that a dispute arises in connection with this Agreement, and the Parties cannot resolve the dispute through good faith discussions, either Party shall submit the dispute to arbitration before the Shanghai branch of China International Economic and Trade Arbitration Commission (“CIETAC”) according to the rules of arbitration as administered by the CIETAC at the time. There shall be a single arbitrator. If the Parties do not agree to appoint an arbitrator who has consented to participate within twenty (20) days after the issuance of a notice of arbitration by any Party hereto, CIETAC shall appoint an arbitrator. Arbitration proceedings shall be in English and shall take place in Shanghai, China. The arbitration decision shall be final and binding upon the Parties.

ARTICLE XV.

AMENDMENTS AND WAIVER

15.1 Amendments. This Agreement may not be amended or modified except in writing by ML Network.

15.2 No Implied Waivers. ML Network may exercise its rights under this Agreement as often as necessary to protect its interests, and such rights are in addition to any rights applicable to ML Network under law. ML Network shall not waive any of its rights, except specifically in writing. ML Network’s delay in exercising any right is not a waiver of the right.

ARTICLE XVI.

MISCELLANEOUS

16.1 Further Assurance. M18.com agrees to execute and deliver such further documents and do such other acts and things as ML Network may reasonably request in order to fulfill the obligations of M18.com under this Agreement and protect ML Network’s interests.

16.2 Entire Agreement. This Agreement constitutes the entire Agreement between the Parties hereto in relation to the Services and supersede all previous proposals, agreements, or other written or oral communications. All Schedules referred to herein are incorporated in this Agreement by reference and constitute an integral part of this Agreement.

16.3 Termination. This Agreement shall become effective on the date it is executed. This Agreement may be terminated by ML Network at its sole discretion pursuant to the terms and condition hereunder.

16.4 Severability and Replacement. In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.5 Languages. This Agreement shall be written in English and Chinese. Each Party shall have one equally valid copy of the Agreement in each language. Both languages shall be equally effective. In case of any discrepancies between the two languages, the English version shall prevail.

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IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed by their authorized representatives on the date first above written.

Shanghai Mecox Lane Information Technology Co., Ltd.

Authorized representative:	/s/ Alfred Beichun Gu
Name:
Title: Legal Representative

M18.com Network Information (Shanghai) Co., Ltd.

Authorized representative:	/s/ Alfred Beichun Gu
Name:
Title: Legal Representative

Schedule 1

Statement of Work

This Statement of Work is made as of              by and between Shanghai Mecox Lane Information Technology Co., Ltd. (“M18.com”) and M18.com Network Information (Shanghai) Co., Ltd. (“ML Network”) in accordance with the Exclusive Business Cooperation Agreement entered into on              by the same parties.

1.	Description of Services/Deliverables:

2.	Start Date:

3.	End Date:

4.	Payments:

The aforementioned work may be provided by ML Network, its affiliates or its subcontractors.

M18.com Network Information (Shanghai) Co., Ltd.

By:
Name:
Title:

Shanghai Mecox Lane Information Technology Co., Ltd.

By:
Name:
Title: